UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2015
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

The Board of Directors of Cinedigm Corp. (the "Company") has adopted Stock Ownership Guidelines for its non-employee directors, pursuant to which the non-employee directors would be required to acquire, within three (3) years, and maintain until separation from the Company, shares equal in value to a minimum of three (3) times the aggregate value of the annual cash and stock retainer (not including committee or per-meeting fees) payable to such director. Shares acquired as Board retainer fees and shares owned by an investment entity with which a non-employee director is affiliated may be counted toward the stock ownership requirement. The adoption of the Stock Ownership Guidelines was made in accordance with corporate governance best practices. All of the Company’s non-employee directors are currently in compliance with the Stock Ownership Guidelines. In addition, the Board of Directors will consider the possibility of adopting guidelines for its executive officers in the near future.

A copy of the Stock Ownership Guidelines for non-employee directors is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Stock Ownership Guidelines (directors)

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  February 4, 2015

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Ownership Guidelines (directors)